Exhibit 16.1
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Letterhead of S. W. Hatfield, CPA
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August 20, 2004


U. S. Securities and Exchange Commission
50 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On August 20, 2004, this Firm received a draft copy of a Form 8-K to be filed by China Digital Wireless, Inc. ("Company") (SEC File # 0-12536, CIK #721693) reporting an Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4 disclosures which we read.



Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA
Dallas, Texas